EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-84534 on Form S-8 of Plumas Bancorp of our reports, dated March 3, 2006 relating to the consolidated financial statements of Plumas Bancorp and Management’s Report on the effectiveness over financial reporting, appearing in this Annual Report on Form 10-K of Plumas Bancorp for the year ended December 31, 2005.
/s/ PERRY-SMITH LLP
Sacramento, California
March 15, 2006